EXHIBIT 23D

                          MANAGEMENT SERVICES AGREEMENT
                                MAGI FUNDS, INC.

     THIS AGREEMENT is made and entered into as of the 1st day of November, 2000, by and between Magi Funds, Inc., a Maryland corporation (the "Fund"), and Magi Management & Research, LLC, a Texas limited liability company (hereinafter referred to as "Manager").

     WHEREAS, the Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue shares representing interests in the following series:

     The Magi Tax Advantaged Fund (the "Portfolio"); and

     WHEREAS, Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management and the provision of certain other administrative and recordkeeping services in connection therewith; and

     WHEREAS, the Fund wishes to engage Manager, to provide, or arrange for the provision of, certain investment management and operational services which are necessary for the day-to-day operations of the Portfolio in the manner and on the terms and conditions hereinafter set forth, and Manager wishes to accept such engagement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Fund and Manager agree as follows:

1.   OBLIGATIONS OF MANAGER

     (a) Services. The Fund hereby retains Manager to provide, or, upon receipt of written approval of the Fund arrange for other companies to provide, the following services to the Portfolio in the manner and to the extent that such services are reasonably necessary for the operation of the Portfolio (collectively, the "Services"):

     (1)  manage the investment and reinvestment of the Portfolio's assets;

     (2) continuously review, supervise, and administer the investment program of the Portfolio;

     (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

     (4) provide the Fund with records concerning Manager's activities which the Fund is required to maintain;

     (5) render regular reports to the Fund's officers and directors concerning Manager's discharge of the foregoing responsibilities;

     (6) accounting services and functions, including costs and expenses of any independent public accountants;

     (7) compliance services, including the maintaining of registration and qualification of the Fund and the Portfolio under federal, state and any other applicable laws and regulations;

     (8) dividend disbursing agent, dividend reinvestment agent, transfer agent, and registrar services and functions (including answering inquiries related to shareholder Portfolio accounts);

     (9)  custodian and depository services and functions;

     (10) distribution, marketing, and/or underwriting services;

     (11) independent pricing services;

     (12) preparation of reports describing the operations of the Portfolio, including the costs of providing such reports to broker-dealers, financial institutions and other organizations which render services and assistance in connection with the distribution of shares of the Portfolio;

     (13) sub-accounting and recordkeeping services and functions, including maintenance of shareholder records and shareholder information concerning the status of their Portfolio accounts by investment advisors, broker-dealers, financial institutions, and other organizations on behalf of Manager;

     (14) shareholder and board of directors communication services, including the costs of preparing, printing and distributing notices of shareholders' meetings, proxy statements, prospectuses, statements of additional information, Portfolio reports, and other communications to the Fund's Portfolio shareholders, as well as all expenses of shareholders' and board of directors' meetings, including the compensation and reimbursable expenses of the directors of the Fund;

     (15) other day-to-day administrative services, including the costs of designing, printing, and issuing certificates representing shares of the Portfolio, and maintenance of the fidelity bond maintained by the Fund pursuant to Section 17(g) of the Act and rules promulgated thereunder.

     (b) Exclusions from Service. Notwithstanding the provisions of Paragraph 1(a) above, the Services shall not include and Manager will not be responsible for any of the following:

     (1) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund or the Portfolio in connection with securities transactions to which the Fund or the Portfolio is a party or in connection with securities owned by the Fund or the Portfolio;

     (2) the interest on indebtedness, if any, incurred by the Fund or the Portfolio;

     (3) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund or the Portfolio to federal, state, county, city, or other governmental agents;

     (4)  the  expenses,   including  fees  and  disbursements  of  counsel,  in
          connection with legal services rendered to the Fund or the Portfolio;

     (5) Registration fees under state "Blue Sky" Laws and premiums for fidelity bond and other insurance policies procured by the Fund; and

     (6)  any other extraordinary expense of the Fund or Portfolio.

     (c) Books and Records. All books and records prepared and maintained by Manager for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Manager shall surrender to the Fund such of the books and records so requested.

     (d) Staff and Facilities. Manager assumes and shall pay for maintaining the staff, personnel, space, equipment and facilities necessary to perform its obligations under this Agreement.

2.   OBLIGATIONS OF THE FUND

     (a) Fee. The Fund will pay to Manager on the last day of each month a fee at an annual rate equal to 1.50% of average net asset of the Portfolio, such fee to be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. During any period when the determination of the Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 2(a), be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

     (b) Information. The Fund will, from time to time, furnish or otherwise make available to Manager such information relating to the business and affairs of the Portfolio as Manager may reasonably require in order to discharge its duties and obligations hereunder.

3. TERM. This Agreement shall remain in effect until October 31, 2002, and from year to year thereafter provided such continuance is approved at least annually by (1) the vote of a majority of the Board of Directors of the Fund or (2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Fund's outstanding securities; provided, however, that;

     (a) at any time and without the payment of any penalty, the Fund may terminate this Agreement upon 60 days written notice to Manager;

     (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

     (c) at any time and without the payment of any penalty, Manager may terminate this Agreement upon 60 days written notice to the Fund.

4. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Fund:
---------------

MAGI Funds, Inc.
16618 San Pedro, Suite 204,
San Antonio, TX  78232
R. Rick Rodriguez
President

If to the Fund Manager:
----------------------

MAGI Management & Research, LLC
16618 San Pedro, Suite 204,
San Antonio, TX  78232
R. Rick Rodriguez
President

5.   MISCELLANEOUS

     (a) Performance Review. Manager will permit representatives of the Fund, including the Fund's independent auditors, to have reasonable access to the personnel and records of Manager in order to enable such representatives to monitor the quality of services being provided and the level of fees due Manager pursuant to this Agreement. In addition, Manager shall promptly deliver to the Board of Directors of the Fund such information as may reasonably be requested from time to time to permit the Board of Directors to make an informed determination regarding continuation of this Agreement and the payments contemplated to be made hereunder.

     (b) Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Texas and the applicable provisions of the Act. To the extent the applicable law of the State of Texas or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            MAGI MANAGEMENT &
MAGI FUNDS, INC.                            RESEARCH, LLC

_______________________________             _____________________________
By: J. Rick Rodriguez                       By: J. Rick Rodriguez
Its:  President                             Its:  President


ATTEST:                                     ATTEST:

_______________________________             _____________________________
By: ___________________________             By: _________________________
    Secretary                                           Secretary

                        SUB-INVESTMENT ADVISORY AGREEMENT
                                MAGI FUNDS, INC.

     This Agreement is made and entered into as of the 1st day of November, 2000, by and between MAGI Funds, Inc., a Maryland corporation (the "Fund"), MAGI Management & Research, LLC, a Texas limited liability company ("Fund Manager") and DDJ Management & Research, LLC, a Texas limited liability company ("Adviser").

     WHEREAS, the Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares representing interests in the following series:

     The MAGI Tax Advantaged Fund (the "Portfolio"); and

     WHEREAS, the Fund Manager has previously entered into a Management Services Agreement with the Company; and

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended ( "Advisors Act"); and

     WHEREAS, the Fund Manager wishes to retain Adviser to render investment advisory services to the Fund, and Adviser is willing to furnish such services to the Fund;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. OBLIGATIONS OF ADVISER

     (A) SERVICES. Adviser agrees to perform the following services (the "Services") for the Portfolio(s) of the Fund listed above, and such other Portfolios as may be added by the Fund from time to time and agreed by the parties hereto:

     (1)  manage the investment and reinvestment of the Portfolio's assets;

     (2) continuously review, supervise, and administer the investment program of the Portfolio;

     (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

     (4) provide the Fund Manager with records concerning Adviser's activities which the Fund is required to maintain; and

     (5) render regular reports to the Fund Manager and if requested, to the Fund's officers and directors concerning Adviser's discharge of the foregoing responsibilities.

Adviser shall discharge the foregoing responsibilities subject to the general supervision and control of the Fund Manager, the officers and the directors of the Fund, in compliance with such policies as the directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Portfolio set forth in the Fund's prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. All Services to be furnished by Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of Adviser or through such other parties as Adviser may determine from time to time.

     Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

        Except to the extent expressly assumed by Adviser herein and except to the extent required by law to be paid by Adviser, the Fund shall pay all costs and expenses in connection with its operation and organization.

     (B) BOOKS AND RECORDS. All books and records prepared and maintained by Adviser for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Adviser shall surrender to the Fund such of the books and records so requested.

     2. PORTFOLIO TRANSACTIONS. Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best net results as described in the Fund's prospectus from time to time. Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio with research, analysis, advice and similar services, and Adviser may pay to these brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, provided that Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Portfolio over the long-term. Adviser will promptly communicate to the officers and the directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     3. COMPENSATION OF ADVISER. The Fund Manager will pay to Adviser on the last day of each month a fee at an annual rate equal to 0.10% of the daily average net asset value of the Portfolio, such fee to be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedures for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

     4. STATUS OF INVESTMENT ADVISER. The services of Adviser to the Fund are not to be deemed exclusive, and Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     5. PERMISSIBLE INTERESTS. Directors, agents, and stockholders of the Fund are or may be interested in Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Adviser are or may be interested in the Fund as directors, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

     6. LIABILITY OF INVESTMENT ADVISER. Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     7. TERM. This Agreement shall remain in effect until October 31, 2002, and from year to year thereafter provided such continuance is approved at least annually by (1) the vote of a majority of the Board of Directors of the Fund or
(2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Fund's outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; provided, however, that;

     (a) the Fund or Fund manager may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to Adviser;
     (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and
     (c) Adviser may terminate this Agreement without payment of penalty on 60 days written notice to the Fund; and
     (d) the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

     8. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Fund:                     If to the Adviser:
---------------                     ------------------

MAGI Funds, Inc.                    DDJ Management & Research, LLC
16618 San Pedro, Suite 204,         4747 Research Forest Drive, Suite 180, # 303
San Antonio, TX  78232              The Woodlands, TX  77381
R. Rick Rodriguez                   David D. Jones
President                           Chief Executive Officer

If to the Fund Manager:
----------------------

MAGI Management & Research, LLC
16618 San Pedro, Suite 204,
San Antonio, TX  78232
R. Rick Rodriguez
President

     9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

MAGI FUNDS, INC.                            ATTEST:

_______________________________             _____________________________
By: J. Rick Rodriguez                       By:  ________________________
President                                   Its:  Secretary
                                            [Corporate Seal]

MAGI MANAGEMENT &
RESEARCH, LLC                               ATTEST:

_______________________________             _____________________________
By: J. Rick Rodriguez                       By:  ________________________
President                                   Its:  Secretary
                                            [Corporate Seal]


DDJ MANAGEMENT &                            ATTEST:
RESEARCH, LLC

_______________________________             _____________________________
By:  David D. Jones                         By:  _________________________
Chief Executive Officer                     Its:  Secretary
                                            [Corporate Seal]